UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________

FORM 8-K
CURRENT REPORT
Pursuant to
SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

_______________________

Date of Report (Date of earliest event reported):  April 28, 2010

PACIFIC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	000-29829 (SEC File Number)	91-1815009 (IRS Employer Identification No.)

1101 S. Boone St.
Aberdeen, Washington 98520-5244
(360) 533-8870
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

Pacific Financial Corporation ("Pacific") is furnishing information in accordance with Regulation FD regarding its financial results for the three months ended March 31, 2010.  This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any filing under the Securities Act of 1933, except as may be expressly set forth by specific reference in any such filing.

Pacific's net income for the three months ended March 31, 2010, was $634,000, an increase of $948,000, compared to a net loss of $314,000 for the three month period ended March 31, 2009.  The increase was primarily related to an increase in net interest income and a decrease in provision for credit losses.  Net interest margin increased to 3.85% for the three months ended March 31, 2010 compared to 3.80% for the same period of the prior year.  Provision for credit losses was $800,000, down from $1,787,000 a year ago.  The decrease is due to the improvement in asset quality as evidenced by a decrease in non-performing loans from $20,318,000 at March 31, 2009 compared to $14,357,000 at March 31, 2010.

Net interest income for the three months ended March 31, 2010, increased $234,000 to $5,702,000 compared to the same period of the prior year.  The increase is primarily the result of improvement in funding costs which reflects a decrease in rates paid on certificates of deposits.  The Company continues to roll off brokered deposits as they come due for maturity.  During the three months ended March 31, 2010, $10 million in brokered deposits matured which contributed to a decrease in the cost of funds.  Additionally, as non-performing loans decline the reversal of interest income from non-accrual loans also declines.

Non-interest income decreased $545,000 to $1,730,000 for the three months ended March 31, 2010, compared to the same period of the prior year, reflecting a reduction in income from loan sales due to a decrease in the volume of loans sold in the secondary market.  The volume in 2009 was higher than historical amounts due to exceptionally low mortgage rates and government incentive programs.  Non-interest expense decreased $540,000 to $6,082,000.  The decreases are primarily related to decreases in salary and employee benefits costs and other real estate owned (“OREO”) write-downs.  OREO write-downs for the three months ended March 31, 2010 totaled $148,000 compared to $783,000 in the same period of the prior year.  The federal income tax benefit for the three months ended March 31, 2010, was $84,000, compared to $352,000 for the three months ended March 31, 2009.

Total assets decreased 3.3% to $646.2 million at March 31, 2010, compared to $668.6 million at December 31, 2009.  The decrease is mostly attributable to planned decreases in certificates of deposits which were funded from interest bearing deposits and fed funds sold.  Total loans, including loans held for sale, were $493.6 million at March 31, 2010, down slightly from $494.6 million at year-end 2009.  The ratio of the allowance for credit losses to total loans outstanding was 2.44%, 2.30% and 1.64%, at March 31, 2010, December 31, 2009 and March 31, 2009, respectively.

Capital ratios continue to exceed regulatory requirements for well-capitalized institutions.  Tier 1 leverage and total risk based capital ratios at March 31, 2010 for the Company’s subsidiary, Bank of the Pacific, were 9.31% and 13.82%, respectively, compared to 9.03% and 13.07% at December 31, 2009, respectively.  Pacific's unaudited consolidated balance sheets at March 31, 2010 and December 31, 2009, and unaudited consolidated statements of operations and selected performance ratios for the three months ended March 31, 2010 and 2009, follow.

PACIFIC FINANCIAL CORPORATION

Condensed Consolidated Balance Sheets

March 31, 2010 and December 31, 2009

(Dollars in thousands) (Unaudited)

	March 31, 2010	December 31, 2009
Assets
Cash and due from banks	$11,753	$12,836
Interest bearing deposits in banks	30,904	35,068
Federal funds sold	--	5,000
Investment securities available-for-sale (amortized cost of $44,271 and $54,981)	42,812	53,677
Investment securities held-to-maturity (fair value of $6,922 and $7,594)	6,778	7,449
Federal Home Loan Bank stock, at cost	3,182	3,182
Loans held for sale	9,196	12,389
Loans	484,359	482,246
Allowance for credit losses	11,827	11,092
Loans, net	472,532	471,154

Premises and equipment	15,730	15,914
Other real estate owned	8,188	6,665
Accrued interest receivable	2,627	2,537
Cash surrender value of life insurance	16,338	16,207
Goodwill	11,282	11,282
Other intangible assets	1,409	1,445
Other assets	13,497	13,821

Total assets	$646,228

		$668,626

Liabilities and Shareholders' Equity
Deposits:
Demand, non-interest bearing	$82,525	$86,046
Savings and interest-bearing demand	230,530	229,281
Time, interest-bearing	231,620	252,368
Total deposits	544,675	567,695

Accrued interest payable	1,123	1,125
Secured borrowings	965	977
Short-term borrowings	4,500	4,500
Long-term borrowings	21,000	21,000
Junior subordinated debentures	13,403	13,403
Other liabilities	2,352	2,277
Total liabilities	588,018	610,977

Shareholders' Equity
Common Stock (par value $1); 25,000,000 shares authorized; 10,121,853 shares issued and outstanding at March 31, 2010 and December 31, 2009	10,122	10,122
Additional paid-in capital	41,281	41,270
Retained earnings	8,233	7,599
Accumulated other comprehensive loss	(1,426)	(1,342)
Total shareholders' equity	58,210	57,649

Total liabilities and shareholders' equity	$646,228	$668,626

PACIFIC FINANCIAL CORPORATION

Condensed Consolidated Statements of Income

Three months ended March 31, 2010 and 2009

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended March 31,
	2010	2009
Interest and dividend income
Loans	$7,234	$7,523
Investment securities and FHLB dividends	659	755
Deposits with banks and federal funds sold	37	6
Total interest and dividend income	7,930	8,284

Interest Expense
Deposits	1,860	2,285
Other borrowings	368	531
Total interest expense	2,228	2,816

Net Interest Income	5,702	5,468
Provision for credit losses	800	1,787
Net interest income after provision for credit losses	4,902	3,681

Non-interest Income
Service charges on deposits	360	417
Gain on sales of other real estate owned	25	--
Gain on sales of loans	744	1,195
Gain on sales of investments available-for-sale	229	303
Earnings on bank owned life insurance	131	123
Other operating income	241	237
Total non-interest income	1,730	2,275

Non-interest Expense
Salaries and employee benefits	3,237	3,460
Occupancy and equipment	692	656
Other real estate owned write-downs	148	783
Other real estate owned operating costs	122	55
Professional services	195	178
FDIC and State assessments	368	179
Data processing	314	247
Other	1,006	1,064
Total non-interest expense	6,082	6,622

Income (loss) before income taxes	550	(666)
Provision (benefit) for income taxes	(84)	(352)
Net Income (Loss)	$634	$(314)

Earnings (loss) per common share:
Basic	$0.06	$(0.04)
Diluted	0.06	(0.04)
Weighted Average shares outstanding:
Basic	10,121,853	7,323,271
Diluted	10,121,853	7,323,271

PACIFIC FINANCIAL CORPORATION
Selected Performance Ratios

	Three months ended March 31,
	2010	2009

Net interest margin (1)	3.85%	3.80%
Efficiency ratio (2)	81.84%	85.52%
Return on average assets	0.39%	(0.20%)
Return on average common equity	4.40%	(2.49%)

	As of Period End
	March 31, 2010	December 31, 2009
Book value per common share	$5.75	$5.70
Tangible book vale per common share (3)	$4.50	$4.44
Tier 1 Leverage Ratio	9.31%	9.03%
Tier 1 Risk Based Capital Ratio	12.56%	11.81%
Total Risk Based Capital Ratio	13.82%	13.07%

(1)     Net interest income divided by average earnings assets.

(2)     Non interest expense divided by the sum of net interest income and non interest income.

(3)     Total shareholders’ equity less intangibles divided by shares outstanding.

SUMMARY OF NON-PERFORMING ASSETS (in thousands)		March 31, 2010	December 31, 2009	March 31, 2009

Accruing loans past due 90 days or more	$	- -	$547	$1,978
Restructured loans		- -	- -	- -
Non-accrual loans		14,357	15,647	18,340
Total non-performing loans		14,357	16,194	20,318

Other real estate owned		8,188	6,665	7,249
Total non-performing assets		$22,545	$22,859	$27,567

Non-performing loans to total loans (4)		2.96%	3.36%	4.14%
Non-performing assets to total assets		3.49%	3.42%	4.21%
Allowance for loan losses to non-performing loans		82.38%	68.49%	39.57%
Allowance for loan losses to total loans (4)		2.44%	2.30%	1.64%

(4)     Excludes loans held for sale.

Loan Composition (in thousands)	March 31, 2010	December 31, 2009

Commercial and industrial	$94,144	$93,125
Real estate:
Construction, land development and other land loans	62,582	64,812
Residential 1-4 family	90,100	91,821
Multi-family	8,455	8,605
Commercial real estate – owner occupied	110,262	105,663
Commercial real estate – non owner occupied	98,017	99,521
Farmland	21,879	22,824
Consumer	8,932	9,145
Less unearned income	(816)	(881)

Total Loans (5)	$493,555	$494,635

(5)     Includes loans held for sale.

Deposit Composition (in thousands)	March 31, 2010	December 31, 2009

Non-interest bearing demand	$82,525	$86,046
Interest bearing demand	93,880	91,968
Money market deposits	84,865	86,260
Savings deposits	51,785	51,053
Time deposits	231,620	252,368

Total deposits	$544,675	$567,695

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC FINANCIAL CORPORATION
DATED: April 28, 2010	By:	/s/ Denise Portmann
Denise Portmann Chief Financial Officer